Exhibit 99.1

Southland Announces First Quarter 2026 Results

GRAPEVINE, Texas, May 12, 2026 – Southland Holdings, Inc. (NYSE American: SLND and SLND WS) (“Southland”), a leading provider of specialized infrastructure construction services, today announced financial results for the quarter ended March 31, 2026.

●	Revenue of $172.4 million for the quarter ended March 31, 2026, compared to $239.5 million for the quarter ended March 31, 2025.

●	Gross loss of $4.8 million for the quarter ended March 31, 2026, compared to $21.5 million in gross profit for the quarter ended March 31, 2025.

●	Gross profit margin of (2.8)% for the quarter ended March 31, 2026, compared to 9.0% gross profit margin for the quarter ended March 31, 2025.

●	Net loss attributable to stockholders of $28.4 million, or $(0.52) per share for the quarter ended March 31, 2026, compared to a net loss attributable to stockholders of $4.6 million, or $(0.08) per share for the quarter ended March 31, 2025.

●	EBITDA of $(14.1) million for the quarter ended March 31, 2026, compared to $10.1 million for the quarter ended March 31, 2025.(1)

●	Backlog of $1.88 billion.(1)

“We are encouraged by the early progress made toward our strategic plan announced in March. Our strengthened capital position has improved operations, further evidenced by our Civil segment’s 14% gross margin this quarter. While consolidated results reflect non-cash adjustments from certain legacy disputes, our core project portfolio continues to perform on plan,” said Frank Renda, Southland’s President & Chief Executive Officer. “As we continue to execute our plan, we remain focused on optimizing our asset base, maintaining strict bidding discipline and prioritizing the high-margin opportunities in our core end markets.”

(1)	Please refer to “Non-GAAP Measures” and reconciliations for our non-GAAP financial measures, including, “EBITDA” and “Backlog”

2026 First Quarter Results

Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended
(Amounts in thousands)	March 31, 2026	March 31, 2025
Revenue	$172,405	$239,486
Cost of construction	177,161	218,006
Gross profit (loss)	(4,756)	21,480
Selling, general, and administrative expenses	14,943	16,465
Operating income (loss)	(19,699)	5,015
Gain on investments, net	147	17
Other income, net	74	743
Interest expense	(8,681)	(8,874)
Losses before income taxes	(28,159)	(3,099)
Income tax expense (benefit)	19	(313)
Net loss	(28,178)	(2,786)
Net income attributable to noncontrolling interests	174	1,766
Net loss attributable to Southland Stockholders	$(28,352)	$(4,552)

Net loss per share attributable to common stockholders
Basic (1)	$(0.52)	$(0.08)
Diluted (1)	$(0.52)	$(0.08)
Weighted average shares outstanding
Basic (1)	54,119,661	53,961,744
Diluted (1)	54,119,661	53,961,744

(1)	Basic net loss per share is the same as diluted net loss per share attributable to common stockholders for the three months ended March 31, 2026, and March 31, 2025, because the inclusion of potential shares of common stock would have been anti-dilutive for the period presented.

Revenue for the three months ended March 31, 2026, was $172.4 million, a decrease of $67.1 million, or 28.0%, compared to the three months ended March 31, 2025. Materials & Paving business contributed $11.0 million to revenue in the three months ended March 31, 2026.

Gross loss for the three months ended March 31, 2026, was $4.8 million compared to gross profit of $21.5 million for the three months ended March 31, 2025. Gross margin decreased from 9.0% to (2.8)% for the three months ended March 31, 2026, compared to the three months ended March 31, 2025. Materials & Paving business negatively impacted gross profit by $13.1 million in the three months ended March 31, 2026.

Selling, general, and administrative costs for the three months ended March 31, 2026, were $14.9 million, a decrease of $1.5 million, or 9.2%, compared to the three months ended March 31, 2025. Selling, general, and administrative costs as a percent of revenue were 8.7% for the three months ended March 31, 2026, compared to 6.9% for the three months ended March 31, 2025.

Segment Revenue

	Three Months Ended
(Amounts in thousands)	March 31, 2026		March 31, 2025
		% of Total		% of Total
Segment	Revenue	Revenue	Revenue	Revenue
Civil	$103,792	60.2%	$102,916	43.0%
Transportation	68,613	39.8%	136,570	57.0%
Total revenue	$172,405	100.0%	$239,486	100.0%

Segment Gross Profit (Loss)

	Three Months Ended
(Amounts in thousands)	March 31, 2026		March 31, 2025
		% of Segment		% of Segment
Segment	Gross Profit	Revenue	Gross Profit	Revenue
Civil	$14,652	14.1%	$22,631	22.0%
Transportation	(19,408)	(28.3)%	(1,151)	(0.8)%
Gross profit (loss)	$(4,756)	(2.8)%	$21,480	9.0%

EBITDA Reconciliation

	Three Months Ended
(Amounts in thousands)	March 31, 2026	March 31, 2025
Net loss attributable to Southland Stockholders	$(28,352)	$(4,552)
Depreciation and amortization	5,644	6,525
Income tax expense (benefit)	19	(313)
Interest expense	8,681	8,874
Interest income	(98)	(450)
EBITDA	(14,106)	10,084

Backlog

(Amounts in thousands)
Balance December 31, 2025	$2,031,080
New contracts, change orders, and adjustments	18,887
Less: contract revenue recognized in 2026	(172,405)
Balance March 31, 2026	$1,877,562

Condensed Consolidated Balance Sheets (unaudited)

	As of
(Amounts in thousands, except share and per share data)	March 31, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$20,544	$52,713
Restricted cash	11,408	14,755
Accounts receivable, net	152,406	167,786
Retainage receivables	100,988	101,779
Contract assets	366,431	366,607
Other current assets	26,766	30,326
Total current assets	678,543	733,966

Property and equipment, net	101,276	107,305
Right-of-use assets	9,969	10,524
Investments - unconsolidated entities	130,751	129,696
Investments - limited liability companies	2,262	2,323
Investments - private equity	2,403	2,588
Deferred tax asset	7	3
Goodwill	1,528	1,528
Intangible assets, net	1,180	1,180
Other noncurrent assets	159	167
Total noncurrent assets	249,535	255,314
Total assets	$928,078	$989,280

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$128,615	$224,915
Retainage payable	31,603	36,977
Accrued liabilities	77,653	80,011
Current portion of long-term debt	56,094	53,731
Short-term operating lease liabilities	6,738	6,808
Contract liabilities	226,709	252,543
Total current liabilities	527,412	654,985

Long-term debt	174,697	203,971
Long-term operating lease liabilities	15,200	16,403
Deferred tax liabilities	2,981	3,032
Financing obligations, net	41,417	41,440
Long-term accrued liabilities	58,075	58,075
Surety payable	228,342	103,205
Other noncurrent liabilities	40,593	40,675
Total long-term liabilities	561,305	466,801
Total liabilities	1,088,717	1,121,786

Commitments and contingencies (Note 6)

Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value, authorized 50,000,000 shares, none issued and outstanding as of March 31, 2026 and December 31, 2025	-	-
Common stock, $0.0001 par value, authorized 500,000,000 shares, 54,198,220 and 54,113,036 issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	5	5
Additional paid-in-capital	293,737	293,237
Accumulated deficit	(459,510)	(431,158)
Accumulated other comprehensive loss	(3,174)	(3,018)
Total stockholders’ equity (deficit)	(168,942)	(140,934)
Noncontrolling interest	8,303	8,428
Total equity (deficit)	(160,639)	(132,506)
Total liabilities and equity	$928,078	$989,280

Condensed Consolidated Statement of Cash Flows (unaudited)

	Three Months Ended
(Amounts in thousands)	March 31, 2026	March 31, 2025
Cash flows from operating activities:
Net loss	$(28,178)	$(2,786)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	5,644	6,525
Amortization of deferred financing costs	471	-
Deferred taxes	(3)	(1,530)
Share based compensation	530	464
Gain on sale of assets	(534)	(1,028)
Foreign currency remeasurement (gain) loss	41	(9)
Earnings from equity method investments	(2,136)	(2,688)
Gain on trading securities, net	(147)	(17)
Changes in assets and liabilities:
Accounts and retainage receivables	16,193	8,565
Contract assets	262	(10,684)
Other current assets	3,561	(7,534)
Right-of-use assets	555	2,836
Accounts payable, retainage payable and accrued liabilities	(104,068)	10,352
Contract liabilities	(25,842)	6,888
Operating lease liabilities	(756)	(2,846)
Other	542	(79)
Net cash provided by (used in) operating activities	(133,865)	6,429

Cash flows from investing activities:
Purchase of property and equipment	(28)	(1,796)
Proceeds from sale of property and equipment	955	2,882
Distributions from other investments	331	31
Return of investment in limited liability company	61	-
Net cash provided by investing activities	1,319	1,117

Cash flows from financing activities:
Borrowings on notes payable	-	19
Payments on notes payable	(27,378)	(13,593)
Payments of deferred financing costs	-	(49)
Payments from related parties	5	12
Payments on finance lease and financing obligations	(530)	(267)
Distribution to members	(217)	-
Payment of taxes related to net share settlement of RSUs	(30)	(111)
Proceeds from advancement of surety funds	125,137	-
Net cash provided by (used in) financing activities	96,987	(13,989)

Effect of exchange rate on cash	43	(2)

Net decrease in cash and cash equivalents and restricted cash	(35,516)	(6,445)
Beginning of period	67,468	87,561
End of period	$31,952	$81,116

Supplemental cash flow information
Cash paid for income taxes	$34	$409
Cash paid for interest	$8,457	$8,934
Non-cash investing and financing activities:
Lease assets obtained in exchange for new leases	$1,213	$-
Assets obtained in exchange for notes payable	$-	$1,186

Conference Call

Southland will host a conference call at 10:00 a.m. Eastern Time on Wednesday, May 13, 2026. The call may be accessed here, or at www.southlandholdings.com. Following the conference call, a replay will be available on Southland’s website.

About Southland

Southland is a leading provider of specialized infrastructure construction services. With roots dating back to 1900, Southland and its subsidiaries form one of the largest infrastructure construction companies in North America, with experience throughout the world. The company serves the bridges, tunnelling, communications, data centers, transportation and facilities, marine, steel structures, water and wastewater treatment, and water pipeline end markets. Southland is headquartered in Grapevine, Texas.

For more information, please visit Southland’s website at southlandholdings.com.

Non-GAAP Financial Measures

This press release includes certain unaudited financial measures not presented in accordance with generally accepted accounting principles (“GAAP”), including but not limited to earnings before interest, taxes, depreciation, and amortization (“EBITDA”), backlog, and certain ratios and other metrics derived therefrom. Note that other companies may calculate these non-GAAP financial measures differently, and therefore such financial measures may not be directly comparable to similarly titled measures of other companies. Further, these non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. Southland believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Southland’s financial condition and results of operations. Southland also believes that these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which items of expense and income are excluded or included in determining these non-GAAP financial measures.

Please see the accompanying table for reconciliations of the following non-GAAP financial measures for Southland’s current and historical results: EBITDA (non-GAAP financial measures) to net income (loss) attributable to common stock.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Southland’s current beliefs, expectations and assumptions regarding the future of Southland’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Southland’s control. Southland’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by Southland in this press release is based only on information currently available to Southland and speaks only as of the date on which it is made. Southland undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Southland Contacts:

Keith Bassano

Chief Financial Officer

kbassano@southlandholdings.com

Alex Murray

Corporate Development & Investor Relations

amurray@southlandholdings.com